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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 26, 2005

                             NEW VISUAL CORPORATION

             (Exact name of registrant as specified in its charter)


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            Utah                      0-21875                 95-4545704
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)
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                 305 NE 102ND AVE, SUITE 105, PORTLAND, OR 97220
          (Address of principal executive offices, including Zip Code)

                                 (503) 257-6700
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

New Visual Corporation (the "Company") raised gross proceeds of $3.5 million from the private placement to institutional and individual investors of its three-year 7% Senior Secured Convertible Debentures (the "Debentures"). In connection with the issuance of the Debentures, the Company issued to the purchasers of the Debentures warrants (the "Investor Warrants") to purchase shares of the Company's common stock, par value $0.001 (the "Common Stock"), with warrants for 11,312,220 shares being exercisable through the last day of the month in which the first anniversary of the effective date of the Registration Statement (as defined below) occurs at a per share exercise price of $0.1547, and warrants for 22,624,430 of these shares being exercisable through the last day of the month in which the third anniversary of the effective date of the Registration Statement occurs at a per share exercise price of $0.3094. The Company received net proceeds of approximately $3.11 million from the proceeds of the Debentures, after the payment of offering related fees and expenses. The Company used a portion of those funds to repay in full the principal and accrued interest on working capital loans incurred in the past 12 months in the aggregate principal amount of $550,000.

The Debentures, issued as of May 26, 2005, have a term of three years and are convertible into shares of Common Stock at the holder's option at any time on or after the earlier of the (i) 65th day following issuance or (ii) the effective date of the Registration Statement (as defined below) at a conversion price equal to equal to the lower of (x) 70% of the 5 day volume weighted average price of the Company's Common Stock immediately prior to conversion or (y) if the Company enters into certain financing transactions subsequent to the closing date and through the Final Lockup Period (as defined below), the lowest purchase price or conversion price applicable to that transaction. Interest accrues at the rate of 7% per annum and is payable on a bi-annual basis, commencing December 31, 2005, or on conversion and may be paid, at the option of the Company, either in cash or in shares of Common Stock. The Company may prepay the amounts outstanding on the Debentures by giving advance notice and paying an amount equal to 120% of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. Holders will continue to have the right to convert their Debentures prior to the actual prepayment. If the Company fails to deliver stock certificates upon the conversion of these Debentures at the time and in the manner specified in the agreements, the Company may be required to make substantial payments to the holders of the Debentures.

Holders of the Debentures may require the Company to redeem any or all of the outstanding Debentures upon the occurrence of any one or more of the following events of default: (i) the Company's failure to pay principal and interest when


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due (subject to a 5 day grace period), (ii) the Company's material breach of any of the representations or warranties made in the agreement pursuant to which the Debentures were sold, (iii) the Company's failure to have stock certificates delivered with seven trading days from delivery of a conversion notice if such failure continues for ten trading days after notice thereof, (4) the Company's failure to observe any undertaking contained in the Debentures or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (5) the Company's insolvency or liquidation or a bankruptcy event, (6) the entry of money judgment or similar process in excess of $500,000 if such judgment remains unvacated for 60 days or (7) the suspension of the Common Stock from trading on the Over the Counter Bulletin Board if such suspension continues for fifteen consecutive trading days. The redemption amount is equal to the (i) (x) principal and accrued interest of the Debenture being redeemed, divided by (y) the applicable conversion price, multiplied by (ii) the highest closing sale price of the Company's Common Stock from the date of the redemption notice through the payment date.

The Investor Warrants, issued as of May 26, 2005, become first exercisable on the earlier of the (i) 65th day after issuance or (ii) the effective date of the Registration Statement. The exercise prices of the Investor Warrants are also subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Holders of the Investor Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

Holders of Debentures are subject to certain limitations on their rights to convert the Debentures. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. The exercise of the Warrants is subject to a similar limitation.

To secure the Company's obligations under the Debentures, the Company has granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Debentures. The security interest terminates upon the earlier of (i) the date on which less than one-third of the original principal amount of the Debentures issued on the closing date are outstanding or (ii) payment or satisfaction of all of the Company's obligations under the Loan Agreement.

The Company has undertaken to file within 45 days of closing a registration statement (the "Registration Statement") covering the Common Stock underlying the Debentures and the Investor Warrants.

Under the agreements with the holders of the Debentures, the Company agreed that if it made certain offers or sales of its Common Stock (or securities convertible into Common Stock) with any third party during the period from the closing date through the date on which more than one third of the aggregate principal amount of the Debentures issued on the closing date remain unconverted (the "Final Lockup Period"), adjustments would be made to the conversion price of the then unexercised debentures and to the number of shares and exercise price of the then unexercised warrants. The Company also agreed that during such period, without the prior written consent of a majority in interest of the then outstanding Debentures, it will not enter into any transaction for the offer or sale of the Company's securities where such transaction provides for a variable conversion price or a variable exercise price. The Company also agreed that until the effective date of the Registration Statement it will not enter into


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any transaction whatsoever for the offer or sale of any of its securities and, commencing on the effective date and continuing through the end of the sixth month thereafter, it will not enter into any such transaction granting the investors therein registration rights. In addition, under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Convertible Debentures if the Registration Statement is not filed by July 10, 2005 or is not declared effective by August 24, 2005 or if the effectiveness of such registration statement is subsequently suspended for more than certain specified permitted periods. Under certain circumstances, these liquidated damages may be paid in shares of Common Stock. The amount of liquidated damages that may become payable may be substantial. Notwithstanding the foregoing, if the Registration Statement is declared effective on or before September 23, 2005, then the Company will not be required to pay any liquidated damages in respect of the delay in the filing of such registration statement or effectiveness thereof.

Each of the Company's officers and directors agreed in writing that he would not, without the prior written consent of the holders of a majority of the then outstanding principal amount of the Debentures, sell any shares of Company Common Stock he holds during the period from the Closing Date through the date which is 180 days after the effective date of the Registration Statement. Thereafter, without such consent, he will not sell more than 10% of his shares in each subsequent 30 day period; this limitation will expire when the outstanding principal amount of the Debentures is less than one-third of the Debentures originally issued on the Closing Date.

In connection with the placement of the Debentures, the Company issued to a finder warrants to purchase up to 5,656,108 shares of Common Stock, with warrants for 2,262,443 shares being exercisable through the last day of the month in which the third anniversary of the closing occurs at a per share exercise price of $0.3094; warrants for 2,262,443 shares being exercisable through the last day of the month in which the third anniversary of the effective date of the Registration Statement occurs at a per share exercise price of $0.3094; and warrants for 1,131,222 shares being exercisable through the last day of the month in which the first anniversary of the effective date of the Registration Statement occurs at a per share exercise price of $0.1547. The finder's warrants are otherwise exercisable on substantially the same terms and conditions as the Investor Warrants and the Common Stock underlying these warrants will be also included in the Registration Statement.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Copies of the agreements and the other instruments relating to the Debentures and the Investor Warrants are attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits:

4.1 Form of 7% Three Year Convertible Senior Convertible Debenture issued by New Visual Corporation.

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4.2 Form of Common Stock Purchase Warrant issued by New Visual Corporation to certain investors.

10.1 Form of Securities Purchase Agreement dated as of May 26, 2005, among New Visual Corporation and certain investors.

10.2 Form of Registration Rights Agreement dated as of May 26, 2005, among New Visual Corporation and certain investors.

10.3 Security Interest Agreement dated as of May 26, 2005 among the Company, certain specified investors, as secured parties, and Krieger and Prager, as agent for the secured parties.

99.1 Press Release issued dated June 1, 2005







DATED: JUNE 1, 2005

                                      BY:  /S/ BRAD KETCH
                                           -------------------------------------
                                           BRAD KETCH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


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